Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101389) of Constar International Inc. of our report dated June 25, 2004 relating to the financial statements of Constar International Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

June 28, 2004